                                                                   Exhibit 10.51



THIS AGREEMENT is made on 12th September, 2001 (as amended by an Amendment Agreement dated 28th September, 2001 between the parties hereto)

BETWEEN:

1. SINA.COM whose registered office is situated at 1313 Geneva Drive, Sunnyvale CA 94089, U.S.A. (the "PURCHASER")

AND

2. YANG LAN of c/- Room 6001 The Center, 99 Queen's Road Central, Hong Kong (the "SELLER").

AND

3. WU ZHENG, BRUNO of c/- Room 6001 The Center, 99 Queen's Road Central, Hong Kong (the "COVENANTOR").

WHEREAS:

(A)     Particulars of the Company (as defined in this agreement) are set out in
        Schedule 3 (Basic Information about the Company).

(B) The Seller has agreed to sell and the Purchaser has agreed to purchase the Shares (as defined in this agreement) in each case on the terms and subject to the conditions of this agreement.

WHEREBY IT IS AGREED as follows:

1.      INTERPRETATION

1.1     In this agreement and the Schedules to it:

        "ACCOUNTS" means the audited consolidated financial statements of the Group for the financial year ended on the Accounts Date which comprise a balance sheet, profit and loss account, notes, auditors' and directors' reports;

        "ACCOUNTS DATE" means 31st March, 2001;

        "ASSOCIATED COMPANIES" means at any relevant time any then body corporate (not being a Subsidiary) in which the Company holds shares of any class exceeding in nominal value one fifth of the nominal value of the issued shares of that class;

        "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are open for business in Hong Kong;

        "COMPANIES ORDINANCE" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

        "COMPANY" means Sun Television Cybernetworks Holdings Limited, basic information concerning which is set out in Schedule 3 (Basic Information about the Company);

        "COMPLETION" means completion of the sale and purchase of the Shares under this agreement;

        "COMPLETION DATE" means the date on which Completion takes place;

        "COMPLETION PAYMENT" means the payment and the issue of the New Sina Shares to the Seller to be made in accordance with sub-clause 4.2;

        "CONFIDENTIAL BUSINESS INFORMATION" means information in respect of the Purchaser or of any member of the Group which is confidential or not generally known;

        "GROUP" means the Company and all the Subsidiaries;

        "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

        "HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

        "INTELLECTUAL PROPERTY" means patents, trade marks and service marks, rights in designs, trade or business names, domain names and copyrights (whether or not any of these is registered and including applications for registration of any such thing) and rights under licences and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

        "LISTING RULES" means the Rules Governing the Listing of Securities on the Stock Exchange;

        "MANAGEMENT ACCOUNTS" means the management accounts of the Group for the period from 1st April, 2001 to 31st July, 2001;




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

        "MANAGEMENT ACCOUNTS DATE" means 31st July, 2001;

        "NET INCOME" means, in respect of any period, the Company's consolidated profit for that period, determined in accordance with International Accounting Standards provided that account receivables more than 12 months old shall be expensed as a bad debt;

        "NET INCOME TARGET" means the targets for Net Income set out in sub-clause 5.4;

        "NEW SINA SHARES" means any Sina Shares issued by the Purchaser pursuant to this agreement;

        "NORTH AMERICA" means the United States of America and Canada;

        "PERFORMANCE PERIODS" means the six month periods set out in sub-clause 5.4;

        "PERFORMANCE SHARES" means the New Sina Shares issued to the Seller in accordance with clause 5 (Performance Shares);

        "PRC" means the People's Republic of China;

        "PROCEEDINGS" means any proceeding, suit or action arising out of or in connection with this agreement;

        "PROPERTY" OR "PROPERTIES" means any immovable property in any part of the world;

        "PURCHASER ACCOUNTS" means the audited, consolidated financial statements of the Purchaser for the financial year ended on 30th June, 2001 which comprise a balance sheet, profit and loss account, notes, auditors' and directors' reports;

        "PURCHASER'S DISCLOSURE LETTER" means the letter dated the same date as this agreement written by the Purchaser to the Seller (and countersigned by the Seller) for the purposes of sub-clause 9.2 and delivered to the Seller's Solicitors before the execution of this agreement;

        "PURCHASER'S LOAN AGREEMENT" means the loan agreement to be entered into between the Purchaser and the Company on Completion and referred to in paragraph 3(B) of Schedule 1 (Completion Arrangements);

        "PURCHASER'S SOLICITORS" means Slaughter and May;




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

        "PURCHASER WARRANTIES" means the warranties set out in Part B of
        Schedule 2 (Purchaser Warranties) given by the Purchaser and "PURCHASER WARRANTY" shall be construed accordingly;

        "RELEVANT PROPERTY" OR "RELEVANT PROPERTIES" means the Property or Properties referred to in the Seller's Disclosure Letter;

        "SELLER'S DISCLOSURE LETTER" means the letter dated the same date as this agreement written by the Seller and the Covenantor to the Purchaser (and countersigned by the Purchaser) for the purposes of sub-clause 9.2 and delivered to the Purchaser's Solicitors before the execution of this agreement;

        "SELLER'S LOAN AGREEMENT" means the loan agreement to be entered into between the Seller and the Purchaser on Completion and referred to in paragraph 2(A) of Schedule 1 (Completion Arrangements);

        "SELLER'S SOLICITORS" means Preston Gates Ellis;

        "SELLER WARRANTIES" means the warranties set out in Part A of Schedule 2 (Seller Warranties) given by the Seller and the Covenantor and "SELLER WARRANTY" shall be construed accordingly;

        "SERVICE DOCUMENT" means a claim form, order or judgment issued out of the courts of Hong Kong or document relating to or in connection with any Proceedings;

        "SHARES" means the 2,028,122,000 issued ordinary shares of HK$0.02 each in the capital of the Company held by the Seller and representing approximately 29.06 per cent. of the Company's issued ordinary share capital;

        "SHARE PURCHASE DOCUMENTS" means this agreement, the Seller's Disclosure Letter and the Purchaser's Disclosure Letter;

        "SINA SHARES" means ordinary shares of US$0.133 par value each in the capital of the Purchaser;

        "STOCK EXCHANGE" means The Stock Exchange of Hong Kong Limited;

        "SUBSIDIARY" means at any relevant time:

        (i) any then subsidiary of the Company, as that term is defined in the Companies Ordinance; and

        (ii) any company incorporated in the PRC or Macau in which the Company may exercise 40% or more of the voting rights in such company;

        "SUBSIDIARIES" has the meaning ascribed to such term in section 2 of the Companies Ordinance;

        "TAX/TAX" OR "TAXATION" means and includes all forms of taxation and statutory, governmental, supra-governmental, state, principal, local governmental or municipal impositions, duties contributions and levies, in each case whether of Hong Kong or elsewhere and whenever imposed, and all penalties, charges, costs and interest relating thereto and without limitation all employment taxes and any deductions or withholdings of any sort;

        "US$" means the lawful currency of the United States of America;

        "WARRANTIES" means the Seller Warranties and the Purchaser Warranties and "WARRANTY" shall be construed accordingly;

        "WORKING HOURS" means 9.30 a.m. to 5.30 p.m. on a Business Day; and

        "YANG LAN STUDIO" means the operation known as "Yang Lan Studio"
        [              ] and all assets owned, and material produced, thereby
        or thereunder.



1.2     In this agreement, unless otherwise specified:

        (A) references to clauses, sub-clauses, paragraphs and Schedules are to clauses, sub-clauses, paragraphs and Schedules to, this agreement;

        (B) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

        (C) headings to clauses and Schedules are for convenience only and do not affect the interpretation of this agreement;

        (D) the Schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the Schedules;

        (E) references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having a separate legal personality);

        (F) references to the masculine form shall be deemed to include the feminine equivalent and vice versa;

        (G) references to a document being in "AGREED FORM" shall mean a document in a form agreed by the Purchaser and the parties thereto prior to the date of this agreement and initialled by each of them (or their respective solicitors on their behalf) for the purpose of identification;

        (H) references to "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

        (I) references to the knowledge, information, belief or awareness of any person shall be treated as including any knowledge, information, belief or awareness which the person would have if the person made all usual and reasonable enquiries;

        (J) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term; and

        (K) (i) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

              (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.      SALE AND PURCHASE

2.1 The Seller shall sell or procure the sale of and the Purchaser shall purchase the Shares with all rights attached or accruing to them at Completion.

2.2 The Seller will have the right to transfer legal and beneficial title to the Shares upon Completion.

2.3 The Shares shall be free from all charges and encumbrances and from all other rights exercisable by or claims by third parties.

2.4 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company in respect of periods commencing on or after Completion.

2.5 The Seller undertakes to take all reasonable steps necessary to ensure that any rights of pre-emption over any of the Shares are waived at the cost and expense of the Seller.

3.      CONDITIONS

3.1     Completion is conditional upon the following (the "CONDITIONS"):

        (A) the Purchaser obtaining all authorisations, consents or approvals (whether governmental, regulatory, contractual or otherwise) required by the Purchaser for or in connection with the execution, validity and performance by the Purchaser of the Share Purchase Documents and all other documents and transactions contemplated hereunder;

        (B) the Seller and the Covenantor obtaining all authorisations, consents or approvals (whether governmental, regulatory, contractual or otherwise) required by the Seller and the Covenantor for or in connection with the execution, validity and performance by them of the Share Purchase Documents and all other documents and transactions contemplated hereunder;

        (C) neither the Seller nor the Covenantor becoming subject to any legal disability or bankruptcy; and

        (D) no action being taken by any third party to prevent or hinder the implementation of this agreement on the basis of any actual or purported legal, equitable or contractual right to do the same.

3.2 The Purchaser may waive in writing in whole or in part all or any of the Conditions in sub-clauses 3.1(B), (C) and (D). The Seller may waive in writing in whole or in part all or any of the Condition in sub-clause 3.1(A). Unless so waived, each party (to the extent that it is able) shall use all reasonable endeavours to procure the fulfilment of the Conditions by the date initially set for Completion under sub-clause 6.1.

3.3 Each party undertakes to each other party to disclose in writing to the other parties anything which will or may prevent any of the Conditions from being satisfied on the date initially set for Completion immediately it comes to its notice.

3.4     If:

        (A) any fact which would prevent any of the Conditions from being satisfied on the date initially set for Completion (whether it does so because of any disclosure made under sub-clause 3.3 or not) comes to the knowledge of the Purchaser; or

        (B) any of the Conditions is not fulfilled or waived in accordance with sub-clause 3.2 on or before the Completion Date the Purchaser may terminate this agreement by notice to the Seller.

3.5     If:

        (A) any fact which would prevent any of the Conditions from being satisfied on the date initially set for Completion (whether it does so because of any disclosure made under sub-clause 3.3 or not) comes to the knowledge of the Seller; or

        (B) any of the Conditions is not fulfilled or waived in accordance with sub-clause 3.2 on or before the Completion Date the Seller may terminate this agreement by notice to the Purchaser.

4.      CONSIDERATION

4.1 The total consideration for the sale of the Shares shall be the payment of the Completion Payment and the issue of the Performance Shares.

4.2 The Completion Payment shall be paid at Completion and shall be satisfied by (i) the payment by the Purchaser of US$7,900,000 (provided that the Seller hereby directs that US$4,000,000 of such amount be retained by the Purchaser in satisfaction of the Seller's obligation to lend such amount to the Purchaser pursuant to, and in accordance with, the provisions of the Seller's Loan Agreement) and (ii) the issue and allotment of 4,592,944 New Sina Shares by the Purchaser to the Seller or to any corporate body of which the Seller has majority control as the Seller may direct in accordance with the provisions of this agreement.

4.3 The Performance Shares shall be issued in accordance with clause 5 (Performance Shares).

4.4 All New Sina Shares (including the Performance Shares) shall, upon issue, be credited as fully paid, shall rank pari passu in all respects with all Sina Shares then in issue, shall be free from all claims, liens, charges, equities and encumbrances and third party rights of any kind and together with all rights attaching thereto from the respective dates of allotment, including the right to receive all dividends and distributions declared, made or paid on or after the respective dates of allotment. Subject to any applicable securities rules or regulations, including but not limited to Rule 144 promulgated under the US Securities Act of 1933, as amended, all New Sina Shares shall be non-assessable and capable of being traded, assigned, transferred or otherwise disposed of without restrictions.

5.      PERFORMANCE SHARES

5.1 The Performance Shares shall consist of New Sina Shares and shall be issued and allotted by the Purchaser to the Seller or to any corporate body of which the Seller has majority control as the Seller may direct in a maximum of three tranches, and in accordance with the provisions of sub-clause 5.5.

5.2 In the first Performance Period, the number of Performance Shares to be issued shall be equal to the Base Number of Performance Shares.

5.3 In the second and third Performance Periods, the relevant number of Performance Shares to be issued shall be equal to:

        (A)   the Base Number of Performance Shares for the period;

        or, if greater, and provided that the Performance Ratio for the immediately preceding Performance Period is greater than 0.5,

        (B)   the Revised Number of Performance Shares

        provided that in no event shall the number of Performance Shares issued in each Performance Period exceed 1,093,558.

5.4 For the purposes of this clause 5, the three Performance Periods, and corresponding Net Income Targets, shall be as follows:

        Performance Period                             Net Income Target
        ------------------                             -----------------
        1st October, 2001 - 31st March, 2002           HK$12,000,000

        1st April, 2002 - 30th September, 2002         HK$20,000,000

        1st October, 2002 - 31st March, 2003           HK$30,000,000

5.5 If Performance Shares are issuable in respect of a Performance Period in accordance with this clause 5, such issue shall be made not later than 15 Business Days following the publication of the audited Net Income for the relevant Performance Period. In making any such issue, the Purchaser shall ensure that the allotment and issue of the Performance Shares will be in accordance with all applicable laws and will have been validly authorised by a resolution of the directors of the Purchaser, in each case prior to the date of issue of the Performance Shares, and such Performance Shares shall be credited as fully paid and rank pari passu in all respects with the Sina Shares in issue at the date of allotment.

5.6 If the number of Performance Shares to be issued in respect of a Performance Period in accordance with this clause 5 includes a fraction of a Performance Share the Purchaser shall not be required to issue such fractional entitlement but instead shall issue the whole number of Performance Shares nearest to, but less than, such number.

5.7     For the purposes of this clause 5:

        (A) "BASE NUMBER OF PERFORMANCE SHARES" means, in respect of a Performance Period, 1,093,558 multiplied by the Performance Ratio in respect of such Performance Period, provided that if the Base Number of Performance Shares exceeds 1,093,558 the Base Number of Performance Shares shall be deemed to be 1,093,558, and provided further that if the Performance Ratio is less than 0.75, the Base Number of Performance Shares shall be deemed to be nil;

        (B) "PERFORMANCE RATIO" means, in respect of a Performance Period, the Net Income for such Performance Period, divided by the Net Income Target for such Performance Period;

        (C) "REVISED NUMBER OF PERFORMANCE SHARES" means, in respect of a Performance Period, the number of Performance Shares equal to:

              (W x 1,653,460) - N

               where




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

              W is the weighted average of the Performance Ratios for that Performance Period and the immediately preceding Performance Period; and

              N is the number of Performance Shares issued in the immediately preceding Performance Period provided that if the Revised Number of Performance Shares exceeds 1,093,558 the Revised Number of Performance Shares shall be deemed to be 1,093,558, and provided further that if W is less than 0.75 the Revised Number of Performance Shares shall be deemed to be nil; and.

        (D) For the avoidance of doubt, in paragraph (C) the weighting referred to in the "weighted average of the Performance Ratios" in each Performance Period is by reference to the Net Income Targets for such Performance Periods.

6.      COMPLETION

6.1 Completion shall take place at 2:00 p.m. on 21st September, 2001 at the offices of the Purchaser's Solicitors at 27th Floor, Two Exchange Square, Hong Kong (or at such other time and place as the parties may agree).

6.2 At Completion the Seller and the Purchaser shall do those things listed in Schedule 1 (Completion Arrangements).

6.3 Neither the Purchaser nor the Seller shall be obliged to complete this agreement unless the Seller or, as the case may be, the Purchaser complies with the requirements of sub-clause 6.2 and Schedule 1 (Completion Arrangements).

6.4 Neither the Purchaser nor the Seller shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This sub-clause shall not limit any other clause of this agreement and in particular clause 12 (Remedies and Waivers).

6.5 If the respective obligations of the Seller and the Purchaser under sub-clause 6.2 and Schedule 1 (Completion Arrangements) are not complied with on the Completion Date the Purchaser or, as the case may be, the Seller may:

        (A) defer Completion (so that the provisions of this clause 6 shall apply to Completion as so deferred); or

        (B) proceed to Completion as far as practicable (without limiting its rights under this agreement); or

        (C) terminate this agreement by notice in writing to the other parties.

6.6 If the agreement is terminated by either of the Purchaser or the Seller in accordance with sub-clause 6.5 (and without limiting the right of the party not in default to claim damages):

        (A) the party in default will reimburse to the other on demand an amount equal to all such costs and expenses incurred by the other as are described in clause 19 (Costs and Expenses); and

        (B) (subject to sub-clause 9.4) all obligations of the party not in default under this agreement shall end except for those expressly stated to continue without limit in time but (for the avoidance of doubt) all rights and liabilities of parties which have accrued before termination shall continue to exist.

6.7 (For the avoidance of doubt but without limiting clause 12 (Remedies and Waivers)), the right of the Purchaser or the Seller to terminate this agreement in accordance with sub-clause 6.5 is not exclusive of any rights, powers and remedies provided by law.

6.8 In accordance with and without limitation to clause 12 (Remedies and Waivers), the Seller and the Covenantor undertake to indemnify the Purchaser, and the Purchaser undertakes to indemnify the Seller and the Covenantor, against any loss, expense or damage which any of the others may suffer as a result of any document delivered to it pursuant to this clause 6 being unauthorised, invalid or for any other reason ineffective for its purpose.

6.9     The:

        (A) delivery of a bank draft for, or payment by telegraphic transfer of, the US$3,900,000 (as the case may be) referred to in Schedule 1, paragraph 3; and

        (B) the delivery (and acknowledged receipt) of the Allotment Instruction for the New Sina Shares comprising the Completion Payment in accordance with Schedule 1, paragraph 3 (Completion Arrangements)
        shall constitute a discharge of the Purchaser's obligation to satisfy the Completion Payment and the Purchaser shall not be concerned to see that the moneys represented by the bank draft or transferred (as the case may be) are applied in paying the Seller in accordance with her entitlement.

6.10 For the purposes of clause 6.9 and Schedule 1 (Completion Arrangements), the "ALLOTMENT INSTRUCTION" means an irrevocable written instruction from the Purchaser to the Purchaser's share transfer agent instructing the share transfer agent to issue to the Seller the New Sina Shares forming part of the Completion Payment.

6.11 If any party defaults in the payment when due of any sum payable under this agreement (whether determined by agreement or pursuant to an order of a court or otherwise), its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of four per cent. above the Hong Kong prime rate offered for Hong Kong dollars from time to time by Hongkong and Shanghai Banking Corporation Limited. Such interest shall accrue from day to day and shall be compounded annually.

7.      SELLER'S AND COVENANTOR'S WARRANTIES, COVENANTS AND INDEMNITY

7.1 Both the Seller and (in consideration of the Purchaser entering into this agreement) the Covenantor represent and warrant to the Purchaser that each of the Warranties is accurate in all respects and not misleading at the date of this agreement and will continue to be accurate in all respects and not misleading at the Completion Date as if repeated on such date by reference to the facts and circumstances subsisting at that date and on the basis that any reference in the Seller Warranties, whether express or implied, to the date of this agreement is substituted by a reference to that date.

7.2 The Seller and the Covenantor shall procure that no act shall be performed or omission allowed, either by themselves or the Company or by any other member of the Group which would result in any of the Seller Warranties being breached or misleading in any respect at any time up to and including the time of Completion.

7.3 Both the Seller and the Covenantor accepts that the Purchaser is entering into this agreement in reliance upon representations in the terms of the Seller Warranties made by the Seller and the Covenantor with the intention of inducing the Purchaser to enter into this agreement and that accordingly the Purchaser has been induced to enter into this agreement.

7.4 Both the Seller and (in consideration of the Purchaser entering into this agreement) the Covenantor undertake to disclose in writing to the Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Seller Warranties immediately it comes to the notice of either of them before Completion.

7.5 Each of the Seller Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Seller Warranty or any other term of this agreement.

7.6 The Seller and Covenantor undertake (if any claim is made against either of them in connection with the sale of the Shares to the Purchaser) not to make any claim against any member of the Group or any director, employee or adviser of any member of the Group on whom any of them may have relied before agreeing to any term of this agreement or authorising any statement in the Seller's Disclosure Letter.

7.7 Subject to the provisions of this agreement, the Seller and (in consideration of the Purchaser entering into this agreement) the Covenantor indemnify and will keep indemnified and save harmless the Purchaser from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Seller Warranty or covenant or the inaccuracy of any representation of the Seller or Covenantor contained or referred to in this agreement or in any agreement, instrument or document delivered by or on behalf of the Seller in connection therewith provided that the indemnity contained in this clause shall be without prejudice to any other rights and remedies available to the Purchaser.

7.8 Both the Seller and (in consideration of the Purchaser entering into this agreement) the Covenantor undertake that they will not, and will not procure or permit any person on their behalf, for a period of 12 months following the date of this agreement, to acquire (either directly or indirectly) or enter into any agreement, arrangement or understanding to acquire any interest in any shares of the Company without the prior consent of the Purchaser.

7.9 Both the Seller and (in consideration of the Purchaser entering into this agreement) the Covenantor undertake that they will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

        (A) neither pending nor within three years after the Completion Date, be engaged or (except as the holder of shares in a listed company which confer not more than two per cent. of the votes which could normally be cast at a general meeting of the company) be directly or indirectly interested in carrying on within Hong Kong, the PRC, Taiwan or North America any business which competes with the business of any member of the Group or of the Purchaser as it is carried on at the date of Completion (including, but not limited to, newspaper and magazine publishing, video or audio products distribution, satellite channel, internet broadband or narrowband portal);

        (B) disclose to any other person or (in any way which may be detrimental to the business of the Purchaser or any member of the Group as carried on at the Completion Date) use any information which is Confidential Business Information for so long as that information remains Confidential Business Information;

        (C) without limitation to the provisions of this sub-clause 7.9, in relation to a business which is competitive or likely to be competitive with the business of any member of the Group or of the Purchaser as carried on at the Completion Date, knowingly use any trade or business name or distinctive mark, style or logo used by or in the business of any member of the Group or of the Purchaser at any time during the two years before Completion or anything intended or likely to be confused with it;

        (D) neither pending nor within three years after Completion, knowingly solicit the custom, in relation to goods or services sold to any person by any member of the Group or by the Purchaser in the course of their business during the two years before the Completion Date, of that person in respect of similar goods or services;

        (E) neither pending nor within two years after Completion, solicit or entice away from the employment of any member of the Group or of the Purchaser any person at present an employee of any member of the Group or of the Purchaser; nor

        (F)   assist any other person to do any of the foregoing things.

7.10 Each undertaking contained in sub-clause 7.9 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Seller and the Covenantor.

7.11 If in respect of or in connection with any breach of any of the Seller Warranties or any facts or matters warranted not being true and being misleading any amount payable to the Purchaser by the Seller is subject to Taxation, such additional amounts shall be paid to the Purchaser by the Seller or, failing whom, the Covenantor so as to ensure that the net amount received by the Purchaser is equal to the full amount payable to the Purchaser under this agreement.

7.12 The obligations of the Seller and Covenantor under this agreement are joint and several.

7.13 The Seller and the Covenantor undertake to indemnify the Purchaser against all costs, expenses or other liabilities which the Purchaser may reasonably incur either before or after the commencement of any action in connection with:

        (A) any legal proceedings in which the Purchaser claims that any of the Seller Warranties are untrue or misleading or have been breached and in which judgment is given for the Purchaser; or

        (B)   the enforcement of any such settlement or judgment.

7.14 For the avoidance of doubt, the Seller agrees that absolute title to, and all rights and interests in, Yang Lan Studio and all material already produced, or to be produced during the Employment Period, by or under the name, Yang Lan Studio are and will be legally and beneficially owned by the Company save that the Purchaser acknowledges that the Seller shall have full title to the brand name "Yang Lan Studio" upon the expiration of the Employment Period and that nothing in this sub-clause 7.14 shall prevent the Seller, upon and following expiration of the Employment Period, from using the name "Yang Lan Studio". For the purposes of this sub-clause 7.14, the "EMPLOYMENT PERIOD" means the period of time in which the Seller remains an employee of the Company.

8.      PURCHASER'S WARRANTIES AND UNDERTAKINGS

8.1 The Purchaser (in consideration of the Seller and the Covenantor entering into this agreement) represents and warrants to each of them that each of the Purchaser Warranties is accurate in all respects and not misleading at the date of this agreement and will be accurate in all respects and not misleading at the Completion Date as if repeated on such date by reference to the facts and circumstances subsisting at that date and on the basis that any reference in the Purchaser

        Warranties, whether express or implied, to the date of this agreement is substituted by a reference to that date.

8.2 The Purchaser shall procure that no act shall be performed or omission allowed, either by itself or by any of its subsidiaries which would result in any of the Purchaser Warranties being breached or misleading at any time up to and including the time of Completion.

8.3 The Purchaser accepts that both the Seller and the Covenantor are entering into this agreement in reliance upon representations in the terms of the Purchaser Warranties made by the Purchaser with the intention of inducing the Seller and the Covenantor to enter into this agreement and that accordingly they have been induced to enter into this agreement.

8.4 The Purchaser (in consideration of the Seller and the Covenantor entering into this agreement) undertakes to disclose in writing to the Seller and the Covenantor anything which is or may constitute a breach of or be inconsistent with any of the Purchaser Warranties immediately it comes to the notice of it before Completion.

8.5 Each of the Purchaser Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Purchaser Warranty or any other term of this agreement.

8.6 Subject to the provisions of this agreement, the Purchaser (in consideration of the Seller and the Covenantor entering into this agreement) shall indemnify and will keep indemnified and save harmless the Seller and the Covenantor from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by either of them by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Purchaser Warranty or covenant or the inaccuracy of any representation of the Purchaser contained or referred to in this agreement or in any agreement, instrument or document delivered by or on behalf of the Purchaser in connection therewith provided that the indemnity contained in this clause shall be without prejudice to any other rights and remedies available to the Seller or the Covenantor.

8.7 The Purchaser undertakes to indemnify each of the Seller and the Covenantor against all costs, expenses or other liabilities which he/she may reasonably and properly incur either before or after the commencement of any action in connection with:

        (A) any legal proceedings in which either or both of them claims that any of the Purchaser Warranties are untrue or misleading or have been breached and in which judgment is given for either or both of the Seller and the Covenantor; or

        (B)   the enforcement of any such settlement or judgment.

8.8 The Purchaser shall within ten Business Days following the Completion Date procure the delivery to the Seller of the share certificates for the New Sina Shares to be issued as part of the Completion Price.

8.9 The Purchaser agrees and undertakes with each of the Seller and the Covenantor that:

        (A) it will procure so far as it is able that the Seller remains as Chairman of the Company during the Performance Periods; and

        (B) it will procure the appointment of the Covenantor as Co-Chairman of the Purchaser.

8.10 The Purchaser agrees and undertakes to provide to the Seller registration rights in respect of the New Sina Shares in accordance with the provisions of Schedule 4 (Registration Rights).

9.      PURCHASER'S REMEDIES

9.1 Subject to sub-clause 9.2, the Purchaser on the one hand and the Seller and the Covenantor on the other shall be entitled to claim both before and after Completion that any of the Warranties for which the other is liable has or had been breached and (in accordance with clause 11 (Effect of Completion), Completion shall not in any way constitute a waiver of any of their respective rights.

9.2 Except in the event of fraud or dishonesty on the part of the Seller or the Covenantor or, as the case may be, the Purchaser, none of the parties shall be entitled to claim that any fact causes any of the Warranties to be breached if fully and fairly disclosed in the Seller's Disclosure Letter or, as the case may be, the Purchaser's Disclosure Letter or in any document referred to in, and delivered to the Purchaser or, as the case may be, the Seller with either of such Disclosure Letters.

9.3 If, between the date of this agreement and Completion, any party (the "INNOCENT party") becomes aware (whether it does so by reason of any disclosure made under clause 7 (Seller's and Covenantor's Warranties, Covenants and Indemnity) or clause 8 (Purchaser's Warranties and Undertakings) or not) that there has been any breach of any of the

        Warranties or any other term of this agreement by the other party or parties, the innocent party may not terminate this agreement, but, following Completion, shall be entitled to make a claim for damages in respect of such breach and, without limiting clause 12 (Remedies and Waivers), nothing in this clause 9.3 shall limit any rights, powers and remedies provided to the innocent party by law.

9.4 Each of the parties to this agreement acknowledges that the restrictions contained in clause 17 (Announcements) and clause 18 (Confidentiality) shall continue to apply after the termination of the sale and purchase of the Shares under this agreement without limit in time.

9.5 Except as stated expressly in this clause, this clause shall not limit any other clause of this agreement and in particular clause 12 (Remedies and Waivers).

9.6     Notwithstanding anything contained herein:

        (A) no liability of the Seller or the Covenantor or the Purchaser (as the case may be) shall in any event arise in respect of any claim under any Seller Warranty or Purchaser Warranty (as the case may be) or this agreement unless:

              (i) the amount of a single claim exceeds one per cent. of the Completion Payment; or

              (ii) the amount of a single claim (when aggregated with the amount of any claim then or previously made hereunder) exceeds one per cent. of the Completion Payment in which event the whole of such claim and all previous claims may be recoverable in full;

        (B) the aggregate liability of the Seller and the Covenantor in respect of all breaches under the Seller Warranties and this agreement shall not exceed the aggregate of US$7,900,000 and any Performance Shares issued to the Seller from time to time;

        (C) the aggregate liability of the Purchaser in respect of all breaches under the Purchaser Warranties and this agreement shall not exceed US$7,900,000;

        (D) no claim in respect of any breach of any Seller Warranty or Purchaser Warranty or this agreement shall be made against the Seller and/or the Covenantor or Purchaser (as the case may be) to the extent that provision or allowance therefor has been made in the Accounts or the Purchaser Accounts (as the case may be);

        (E) neither the Seller nor the Covenantor shall be liable for any breach of any Seller Warranty and the Purchaser shall not be liable for any breach of any Purchaser Warranty unless written notice of such breach (so far as reasonably practicable specifying in reasonable detail the event, matter or default which gives rise to the breach and an estimate of the amount claimed) has been given to the Seller and/or the Covenantor or the Purchaser (as the case may be):

              (i) in the case of a claim in respect of Taxation, before 12th September, 2008;

              (ii)  in any other case before 12th September, 2004.

        (F) neither of the Seller or the Covenantor nor the Purchaser shall be liable in respect of any breach of any of the Seller Warranties or Purchaser Warranties (as the case may be) or this agreement;

              (i) if a claim relating thereto would not have arisen but for a change in legislation made after the date hereof which takes effect retrospectively (whether relating to Taxation, rates of Taxation or otherwise) or the withdrawal after the date of this agreement of any extra-statutory concession previously made by the relevant tax authority; or

              (ii) to the extent that a claim relating thereto arises as a result only of any voluntary changes in the accounting reference date of any member of the Group or the Purchaser (as the case may be) or in the accounting bases upon which any member of the Group or the Purchaser (as the case may be) values its assets introduced and having effect after Completion with retrospective effect; or

              (iii) to the extent that such liability is contingent unless and until such liability ceases to be contingent or becomes an actual liability and is deemed payable but provided that this sub-clause 9.6(F)(iii) shall not operate to avoid a claim of which notice is given within the applicable time limits specified in sub-clause 9.6(E); and

        (G) neither of the Seller or the Covenantor nor the Purchaser shall be liable in respect of any claim for a breach of any Seller Warranty or Purchaser Warranty (as the case may be) to the extent that the claim arises by reason of a voluntary act or transaction carried out (other than pursuant to a legally binding obligation of the Company or the Purchaser (as the case may be) entered into prior to the date of Completion) by the Company or the Purchaser (as the case may be) after Completion otherwise than in the ordinary course of the Company's or Purchaser's business (as the case may be).

10.     CONDUCT OF BUSINESS BEFORE COMPLETION

        (A) The Seller and the Covenantor will procure that, between the date of this agreement and Completion, each member of the Group will carry on business in the normal course and not do anything which is not of a routine unimportant nature without the consent in writing of the Purchaser.

        (B) The Purchaser will procure that, between the date of this agreement and Completion, the Purchaser and each of its subsidiaries will carry on business in the normal course and not do anything which is not of a routine unimportant nature without the consent in writing of the Seller.

11.     EFFECT OF COMPLETION

        Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Completion.

12.     REMEDIES AND WAIVERS

12.1 No delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall:

        (A)   affect that right, power or remedy; or

        (B)   operate as a waiver thereof.

12.2 The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.3 The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless stated expressly.

13.     ASSIGNMENT

        This agreement shall be binding upon and enure for the benefit of the successors of the parties and shall not be assignable.

14.     FURTHER ASSURANCE

        Each party shall from time to time, on being required to do so by another party to this agreement now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of such documents in a form satisfactory to that other party as it may reasonably consider necessary for giving full effect to this agreement and securing to them the full benefit of the rights, powers and remedies conferred upon them in this agreement.

15.     ENTIRE AGREEMENT

15.1 The Share Purchase Documents constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

15.2 Subject to sub-clauses 7.7 and 8.6, and except in the case of fraud, no party shall have any right of action against any other party to this agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to the date of this agreement except to the extent that it is repeated in the Share Purchase Documents.

15.3 This agreement may only be varied in writing signed by each of the parties to this agreement.

16.     NOTICES

16.1 Any notice or other communication given or made under this agreement shall be by letter or facsimile transmission only.

16.2 Notices under this agreement shall be sent to a party at its address or number and for the attention of the individual set out below:

        Party and title of individual    Address                        Facsimile no.
        -----------------------------    -------                        -------------
        Purchaser                        1313 Geneva Drive              (1) 408 548 0068
                                         Sunnyvale, California
                                         94089, U.S.A.

        Attention:                       Charles Chao, Esq.

        Seller                           c/- Room 6001 The              (852) 2169 3733
                                         Center, 99 Queen's Road
                                         Central, Hong Kong

        Covenantor                       c/- Room 6001 The              (852) 2169 3733
                                         Center, 99 Queen's Road
                                         Central, Hong Kong

        provided that a party may change its notice details on giving notice to the other parties of the change. That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

16.3 Any notice given under this agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

        (A) if delivered personally, on delivery at the address of the relevant party;

        (B) if sent by post in Hong Kong to an address in Hong Kong, two clear Business Days after the date of posting;

        (C) if sent by post to an address abroad, five clear Business Days after the date of posting; and

        (D) if sent by facsimile when despatched (provided that the sender retains a mechanical or electronically generated confirmation of the successful transmission of such facsimile).

16.4 Any notice given under this agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

16.5 The provisions of this clause shall not apply in relation to the service of Service Documents.

17.     ANNOUNCEMENTS

17.1 Unless otherwise provided in sub-clause 17.2, no announcement concerning the sale of the Shares or any ancillary matter shall be made by any party without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.

17.2 Each party may, after consultation with the other parties, make an announcement concerning the sale of the Shares or any ancillary matter if required by:

        (A)   law;

        (B)   existing contractual obligations; or

        (C) any securities exchange or regulatory or governmental body to which that party is subject or submits, wherever situated, whether or not the requirement has the force of law,

        in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other parties before making such announcement and provided that any such announcement shall be made only after consultation with the other parties.

17.3 The restrictions contained in this clause 17 shall apply after Completion without limit in time.

18.     CONFIDENTIALITY

18.1 Each party shall treat as confidential all information received or obtained as a result of entering into or performing this agreement which relates to:

        (A)   the provisions of this agreement;

        (B)   the negotiations relating to this agreement;

        (C)   the subject matter of this agreement; or

        (D)   the other parties to this agreement.

18.2 Notwithstanding the other provisions of this clause 18, each party may disclose confidential information:

        (A) if and to the extent required by the law of any relevant jurisdiction;

        (B)   if and to the extent required by existing contractual obligations;

        (C) if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

        (D) if and to the extent required to vest the full benefit of this agreement in that party;

        (E) to those of its professional advisers, auditors and bankers connected with this agreement;

        (F) if and to the extent the information has come into the public domain through no fault of that party; or

        (G) if and to the extent the other parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

        Any information to be disclosed pursuant to paragraphs (A), (B) or (C) shall be disclosed only after consultation with the other parties.

18.3 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

19.     COSTS AND EXPENSES

19.1 Except as otherwise stated in this agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Shares and the preparation, execution and carrying into effect of this agreement and all other documents relating thereto and the Seller and Covenantor confirm that no expense of whatever nature relating to the sale of the Shares has been or is to be borne by any member of the Group.

19.2 The stamp duty arising from the sale and purchase of the Shares contemplated in this agreement shall be paid by the Purchaser.

20.     COUNTERPARTS

20.1 This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

21.     INVALIDITY

        If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

        (A) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

        (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

22.     CHOICE OF GOVERNING LAW

        Save in respect of Schedule 4 (Registration Rights), this agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

23.     JURISDICTION

23.1 The courts of Hong Kong are to have jurisdiction to settle any dispute arising out of or in connection with this agreement. Any Proceedings may therefore be brought in the Hong Kong courts. Each party agrees that this jurisdiction agreement is irrevocable and that it is for the benefit of each party to this agreement. Nothing contained in this clause shall limit the right of each party to take Proceedings against any other party in any other court or in the courts of more than one jurisdiction at the same time.

23.2 The Purchaser irrevocably appoints Slaughter and May of 27th Floor, Two Exchange Square, Central, Hong Kong as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Purchaser). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, the Purchaser irrevocably agrees to appoint a substitute process agent acceptable to the Seller and to deliver to the Seller a copy of the new process agent's acceptance of that appointment within thirty (30) days.

23.3 Each of the Seller and Covenantor irrevocably appoint Preston Gates Ellis (Ref. NKA/VTSO) of 10th Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong as his/her process agent to receive on his/her behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Seller or Covenantor (as the case may be)). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, the Seller and Covenantor irrevocably agree to appoint a substitute process agent acceptable to the Purchaser and to deliver to the Purchaser a copy of the new process agent's acceptance of that appointment within thirty (30) days.

                                   SCHEDULE 1
                            (COMPLETION ARRANGEMENTS)

At Completion:

1.      the Seller shall deliver to the Purchaser or the Purchaser's Solicitors:

        (A) duly executed sold notes and instruments of transfer in respect of the Shares in favour of the Purchaser or such person as the Purchaser may nominate;

        (B)   share certificates for the Shares in the name of the Seller; and

        (C)   a power of attorney in agreed form.

2. the Seller shall deliver to the Purchaser (or to any person whom the Purchaser may nominate):

        (A) a copy of a duly executed loan agreement between the Seller and the Purchaser in an agreed form pursuant to which the Seller agrees to lend US$4,000,000 to the Purchaser on an unsecured basis for a term of no less than 3 years and with interest payable upon completion of the term at an annualised rate of no more than LIBOR + 1 per cent. and such other commercial terms as are satisfactory to the Purchaser;

        (B) a copy of a duly executed employment contract between the Company and the Seller in agreed form and a copy of a duly executed consultancy agreement between the Purchaser and the Covenantor in agreed form;

        (C) a copy of a duly executed legal opinion from the Seller's Solicitors in a form satisfactory to the Purchaser;

        (D) duly executed resignation letters of existing directors of the Company and letters of appointment of new directors to the Company in a form satisfactory to the Purchaser such that directors nominated by the Purchaser shall constitute at least 75 per cent. of the Company's directors at or promptly following Completion; and

        (E) a certificate dated the Completion Date of the Seller and Covenantor certifying that the Seller has obtained all governmental, regulatory and other third party consents, rulings, confirmations and waivers considered by the Purchaser to be necessary or desirable in connection with this agreement and the transaction contemplated herein, (including, but not limited to, that of the Bermuda Monetary Authority if so required).

3.      the Purchaser shall:

        (A)   pay to the Seller in immediately available US$ funds US$3,900,000;

        (B) (i) deliver to the Seller or as she may direct a copy of a duly executed loan agreement between the Purchaser and the Company in agreed form pursuant to which the Purchaser agrees to lend US$4,000,000 to the Company on terms substantially similar to those described in paragraph 2(A) of this Schedule; and (ii) deduct an amount of US$4,000,000 from the cash portion of the Completion Payment in accordance with sub-clause 4.2 and the Seller's Loan Agreement and pay to the Company in immediately available US$ funds such amount in satisfaction of the Purchaser's obligations under the Purchaser's Loan Agreement;

        (C) allot and issue to the Seller or to any corporate body of which the Seller has majority control as the Seller may direct 4,592,944 New Sina Shares credited as fully paid and ranking pari passu in all respects with the Sina Shares in issue at the date of allotment and deliver to the Seller the Allotment Instruction along with an acknowledgement of receipt from the Purchaser's share transfer agent;

        (D) deliver to the Seller a copy (certified by the secretary of the Purchaser to be a true copy of a resolution in force at Completion) of the resolutions of the directors of the Purchaser authorising the purchase of the Shares for the consideration and upon the terms set out in this agreement, and approving the allotment and issue of the New Sina Shares to the Seller;

        (E) procure the appointment of the Covenantor as Co-Chairman of the Purchaser;

        (F) deliver to the Seller or the Seller's Solicitors a duly executed legal opinion, in form and substance satisfactory to the Seller, from Venture Law Group covering such matters of

              United States of America law as the Seller may reasonably request; and

        (G) deliver to the Seller a certificate dated the Completion Date of the Company Secretary or a director of the Purchaser certifying that the Purchaser has obtained all governmental, regulatory and other third party consents, rulings, confirmations and waivers considered by the Seller to be necessary or desirable in connection with this agreement and the transaction contemplated herein.

                                   SCHEDULE 2
                                  (WARRANTIES)

                                     PART A
                               (SELLER WARRANTIES)



Except where the context otherwise provides, references to the Company in this
Schedule 2, Part A shall be deemed to be references to the Company and the Subsidiaries. The Seller and the Covenantor represent and warrant to the Purchaser as follows:

1.      OWNERSHIP OF THE SHARES

        The Seller will be the sole beneficial owner of the Shares at or prior to Completion and will be entitled at Completion to sell and transfer the full legal and beneficial ownership of the same to the Purchaser or its nominees. The Shares at Completion will be the only shares in the capital of the Company in which the Seller and the Covenantor will have any direct or indirect beneficial interest.

2.      CAPACITY OF THE SELLER AND THE COVENANTOR

2.1 The Seller and (where applicable) the Covenantor have the requisite power and authority to enter into and perform the Share Purchase Documents.

2.2 This agreement constitutes and the documents executed by the Seller and (where applicable) the Covenantor which are to be delivered at Completion will, when executed, constitute binding obligations of the Seller and (where applicable) the Covenantor in accordance with their respective terms.

2.3 The execution and delivery of, and the performance by the Seller and (where applicable) the Covenantor of their respective obligations under, the Share Purchase Documents will not:

        (A) result in a breach of or constitute default or give rise to any modification of rights or privileges under any provision of the memorandum or bye-laws (or equivalent constitutional documents) of any member of the Group;

        (B) result in a breach of, or constitute a default under, any instrument to which the Seller, the Covenantor or any member of the Group is a party or by which the Seller, the Covenantor or any member of the Group is bound;

        (C) result in a breach of any order, judgment or decree of any court or governmental agency to which the Seller, the Covenantor or any member of the Group is a party or by which the Seller, the Covenantor or any member of the Group is bound; or

        (D) require the approval or consent of any member of the Group or of any other person.

2.4 The Seller and Covenantor have obtained all governmental, regulatory and other third party consents, rulings, confirmations and waivers (including those in respect of the Listing Rules) necessary for the execution and performance of the Share Purchase Documents by the Seller and Covenantor. Such consents, rulings, confirmations and waivers are in unconditional form.

2.5 Each of the Seller, Covenantor and Company have complied at all times and are in compliance with all governmental, regulatory or other third party requirements (including those in respect of the Listing Rules) whether relating to this agreement or otherwise and there are no governmental, regulatory and other third party consents, rulings, confirmations and waivers in relation to any of the Seller, Covenantor, or Company which are outstanding or which, to the best knowledge of the Seller and Covenantor, will be, or are likely to be, required.

3.      ARRANGEMENTS BETWEEN THE GROUP AND THE SELLER AND COVENANTOR

        No indebtedness (actual or contingent) and no contract or arrangement, other than indebtedness and contracts which are at arm's length or will be terminated on Completion, is outstanding between any member of the Group and the Seller or the Covenantor or any person connected with the Seller or the Covenantor.

4.      OTHER INTERESTS OF THE SELLER AND COVENANTOR

        Neither the Seller nor the Covenantor nor any person connected with the Seller or Covenantor has any interest, direct or indirect in any business which competes or is likely to compete with any business now carried on by the Purchaser, any member of the Group or any Associated Company or intends to acquire any such interest.

5.      GROUP STRUCTURE

5.1 Schedule 3 (Basic Information about the Company) sets out true, accurate and complete details of the Company's authorised and issued share capital.

5.2 The Shares comprise approximately 29.06 per cent. of the issued and allotted share capital of the Company and all of them are fully paid up.

5.3 There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of any member of the Group.

5.4 The Seller and the Covenantor have provided to the Purchaser true, accurate and complete details of all Subsidiaries of the Company and no member of the Group has any interest in the share capital of any other body, corporate or undertaking which is not a member of the Group and which has not been otherwise disclosed in writing to the Purchaser.

5.5 No member of the Group acts or carries on business in partnership with any other person or is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

6.      OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

6.1 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

6.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of any member of the Group (including any investment in any other member of the Group) is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

7.      ACCURACY AND ADEQUACY OF INFORMATION

7.1 All information which has been given by the Seller, Covenantor, auditors, financial advisers, solicitors or officials of the Seller, Covenantor, or the Company, to the Purchaser or to the solicitors, accountants or agents of the Purchaser in the course of the negotiations leading to this agreement is true and accurate and not misleading in all material respects.

7.2 The information given in Schedule 3 (Basic Information about the Company) is true, accurate and complete in all respects.

7.3 The copies of the memorandum and bye-laws (or equivalent constitutional documents) of each member of the Group which have been supplied to the Purchaser or the Purchaser's Solicitors are complete and accurate in all respects, have attached to them copies of all resolutions and other documents required by law to be so attached and fully set out the rights and restrictions attaching to each class of share capital of the members of the Group to which they relate.

7.4 The statutory books (including all registers and minute books) of each member of the Group have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and, to the knowledge of the Seller and the Covenantor, no notice or allegation that any of them is incorrect or should be rectified has been received.

7.5 All documents which should have been delivered by any member of the Group to the Registrar of Companies in Hong Kong or the equivalent body in any other jurisdiction have been properly so delivered.

7.6 All other information contained in any written document or communication supplied to the Purchaser or any of its advisers by or on behalf of the Seller, the Covenantor or any member of the Group or any Associated Company after the Purchaser indicated its interest in acquiring the Shares is true and accurate in all material respects and there is no fact or matter not disclosed in writing to the Purchaser or any of its advisers which renders any such information untrue or misleading in any material respect because of any omission or ambiguity or for any other reason.

7.7 So far as the Seller and Covenantor are aware (having made due and careful inquiry), there is no fact or circumstance relating to the affairs of any member of the Group or any Associated Company which has not been disclosed to the Purchaser or any of its advisers and which if disclosed might reasonably have been expected to influence the decision of the Purchaser to purchase the Shares on the terms contained in this agreement.

8.      ACCOUNTS

8.1     The Accounts:

        (A) were prepared in accordance with accountancy practices generally accepted in Hong Kong at the time they were audited and commonly adopted by companies carrying on businesses similar to those carried on by the respective members of the Group; and

        (B) are complete and accurate in all material respects and in particular include full provision for bad and doubtful debts, for old depreciated and unsaleable stock and for all forms of Taxation to which the Group may be subject relating to any period ending on or before the date to which they are made up;

        (C) show a true and fair view of the state of affairs of the members of the Group to which they relate, and of the Group as a whole, at each accounting reference date to which the Accounts relate; and

        (D) except as the Accounts expressly disclose, are not affected by any unusual or non-recurring items.

8.2 The accounting records of each member of the Group have been kept on a proper and consistent basis (no change in the methods or bases of valuation or accountancy treatment having been made for at least three years prior to the Accounts Date or since), are up-to-date and in all material respects contain complete and accurate details of the business activities of the member of the Group concerned.

8.3 The Management Accounts have been prepared, in all material respects, on a consistent basis with the Accounts.

8.4 Each member of the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorisations or delegations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, in the case of the Company, in Hong Kong, and in the case of each other member of the Group, in the relevant jurisdiction of that member, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorisations or delegations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

9.      EVENTS SINCE THE ACCOUNTS DATE

9.1     Since the Accounts Date:

        (A) There had been no material adverse change in the financial position or prospects of any member of the Group as at the Management Accounts Date and since the Accounts Date there has been no termination or substantial modification of a relationship (through contract or otherwise) with a material customer or supplier of any member of the Group;

        (B) the business of each member of the Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past and no unusual or onerous contract differing from the routine contracts necessitated by the nature of its trade has been entered into by any member of the Group, nor has any material contract (including contracts of employment with senior management of members of the Group) been amended or terminated;

        (C) none of the amounts secured by mortgages, charges, liens or encumbrances disclosed in the Accounts has been increased beyond the amount shown in the Accounts and no mortgage, charge, lien or encumbrance has been created since the Accounts Date; and

        (D) no distribution of capital or income has been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part nor has become liable to be repaid.

10.     CONTRACTS AND COMMITMENTS

10.1    All:

        (i)   material contracts; and/or

        (ii) contracts (whether oral or written) involving actual or contingent payment obligations of any member of the Group in excess of US$250,000 are listed in the Seller's Disclosure Letter.

10.2 All subsisting contracts have been entered into in the normal course of business. No member of the Group is under any obligation, nor is it a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

10.3 No member of the Group is a party to or has any liability (present or future) under any guarantee or indemnity or letter of credit or any leasing, hiring, hire purchase, credit sale or conditional sale agreement or has entered into any contract or commitment involving, or likely to involve, obligations or expenditure in excess of US$250,000.

10.4 No member of the Group is a party to any contract or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it may think fit, or to any agency, distributorship or management agreement.

10.5 Neither the Seller nor the Covenantor is aware (having made due and careful enquiry) of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any material contract to which any member of the Group is a party or of any allegation of such a thing.

10.6 There are no contractual arrangements or obligations binding upon any member of the Group which will or may be legally terminated or breached as a result of the execution of this agreement or Completion.

10.7 There are no agreements or arrangements entered into by any member of the Group otherwise than by way of bargain at arm's length.

10.8 No person has given any guarantee of or any security for any overdraft loan or loan facility granted to any member of the Group which is outstanding.

10.9    No member of the Group is a party to any contract:

        (A)   which is of six years or greater duration; or

        (B) involves the grant on an exclusive basis (whether in relation to geography and/or product content or otherwise) of any distribution rights or any material tangible or intangible assets.

10.10 No actual or proposed contract or arrangement to which any member of the Group is or is proposed to be a party results in or would result in a breach of, or constitutes or would constitute a default under, any program licence agreement or arrangement to which any member of the Group is a party and all waivers, consents, rulings and confirmations required by any such program licence agreement or arrangement have been obtained unconditionally and are currently existing.

11.     INSIDER CONTRACTS

        There is not, and there has not to the best of the Seller's and Covenantor's knowledge at any time during the last twelve months been, any contract or arrangement to which any member of the Group is, or was, a party and in which the Seller, the Covenantor or any person beneficially interested in any part of the share capital of any member of the Group, or any director of any member of the Group or any person connected with any of the foregoing is, or has been, interested, either directly or indirectly, and no member of the Group is a party to, nor have its profits or financial position during that period been affected by, any contract or arrangement which was not of an entirely arm's length nature; in particular, without limitation, no member of the Group has transferred any assets to another such member except at market value.

12.     POWERS OF ATTORNEY

        No member of the Group has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its respective employees to enter into routine trading contracts in the normal course of their duties.

13.     LICENCES

        All licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by each member of the Group are listed in the Seller's Disclosure Letter, are not limited in duration or subject to onerous conditions and are in full force and effect and all reports, returns and information required by law or as a condition of any licence, consent, permit or approval to be made or given to any person or authority in connection with the business of any member of the Group have been made or given to the appropriate person or authority and there is no circumstance (including, without limitation, the receipt of any notice (whether oral or written) or commencement of any proceedings) which indicates that any licence, consent, permission or approval is likely to be revoked or which may confer a right of revocation.

14.     INSOLVENCY

14.1 No order has been made and no resolution has been passed for the winding up of any member of the Group or for a provisional liquidator to be appointed in respect of any member of the Group and no petition has been presented and no meeting has been convened for the purpose of winding up any member of the Group.

14.2 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any member of the Group or all or any of its assets.

14.3 No member of the Group is insolvent or has stopped paying its debts as they fall due.

14.4 No guarantee, loan capital, borrowed money or interest of any member of the Group is overdue for payment and no other obligation or indebtedness of any member of the Group is outstanding which is substantially overdue for performance or payment.

14.5 No administration order has been made and no petition for such an order has been presented in respect of any member of the Group.

15.     LITIGATION

15.1 No member of the Group is engaged in any litigation, arbitration or mediation, administrative or criminal proceedings, whether as claimant, plaintiff, defendant or otherwise, and, to the knowledge of the Seller and the Covenantor, no material litigation, arbitration or mediation, administrative or criminal proceedings by or against any member of the Group is pending, threatened or expected and there is no fact or circumstance likely to give rise to any such litigation, arbitration or mediation, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of any member of the Group in respect of any act or default for which that member might be vicariously liable.

15.2    Each member of the Group has:

        (A) conducted its business and corporate affairs in accordance with all applicable laws and regulations; and

        (B) has not done or omitted to do anything in contravention or breach of any law or regulation applicable to it or the business of that member.

16.     DELINQUENT AND WRONGFUL ACTS

16.1 No member of the Group has committed or is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no claim that it has or is remains outstanding against any such member.

16.2 So far as the Seller and Covenantor are aware no member of the Group has received notification that any investigation or inquiry is being or has been conducted by any governmental or other body in respect of the affairs of any member of the Group and the Seller and Covenantor are not aware of any circumstances which would give rise to such investigation or inquiry.

16.3 To the best knowledge of the Seller and Covenantor, no member of the Group, nor any director, officer, agent, employee or other person acting on behalf of any such member has, in the course of his actions for, or on behalf of, any member of the Group, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity.

17.     OWNERSHIP AND CONDITION OF ASSETS

17.1 All assets used by any member of the Group in the course of its business or which are necessary or desirable for the continuation of that business as it is now carried on are both legally and beneficially owned by a member of the Group free from any third party rights and all such assets are included in the Accounts.

17.2 Each of the assets included in the Accounts or acquired by any member of the Group since the Accounts Date (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by a member of the Group free from any third party rights, and each of those assets capable of possession is in the possession of a member of the Group.

17.3 All plant and machinery (including fixed plant and machinery), vehicles and office equipment used by any member of the Group in connection with its business are in good repair and condition.

18.     PROPERTY

18.1 The Relevant Properties referred to in the Seller's Disclosure Letter are the only Properties used or occupied by members of the Group or in respect of which they have any estate, interest, right or liability.

18.2 The relevant members of the Group are in physical possession and actual occupation of the Relevant Properties on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party, save in all cases the interests and rights of the respective landlords to such properties.

18.3 The Relevant Properties are held under the tenancy agreements (the "TENANCY AGREEMENTS"), the particulars of which are set out in the Seller's Disclosure Letter.

18.4    In relation to the Relevant Properties:

        (A) the relevant member of the Group has a good and valid tenancy or demise of each of the Relevant Properties;

        (B) no right, easement, licence or informal arrangement, public or private, is enjoyed or in the course of being acquired by or against any of the Relevant Properties; and

        (C) the use of the Relevant Properties in connection with the businesses of the relevant members of the Group is permitted under the terms of the Tenancy Agreements.

19.     INTELLECTUAL PROPERTY

19.1 No member of the Group has any rights to any trademarks which are registered or are the subject of any application for registration in any jurisdiction other than those set out in the Seller's Disclosure Letter.

19.2 To the best knowledge of the Seller and the Covenantor, no third party is infringing or making unauthorised use, or has infringed or made unauthorised use of any Intellectual Property or Confidential Business Information owned or used by any member of the Group.

19.3 The activities of all members of the Group do not infringe or make unauthorised use of or have infringed or made unauthorised use of the Intellectual Property rights or Confidential Business Information of any third party.

19.4 The members of the Group either legally and beneficially own or have a licence to use all Intellectual Property necessary to carry on the business conducted by the Group in the manner currently carried on and to fulfil any existing plans or proposals.

20.     INSURANCES

20.1 Each member of the Group has maintained all insurance required by statute.

21.     EMPLOYMENT

21.1 Any contract of employment with any employee to which any member of the Group is a party can be terminated by the employing company without damages or compensation (other than that payable by statute) by giving at any time not more than three months' notice.

21.2 There is no dispute between any member of the Group and any trade union or other organisation formed for a similar purpose existing, pending or threatened and there is no collective bargaining agreement or other arrangement (whether binding or not) to which any member of the Group is a party.

21.3 No member of the Group has any outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel by any member of the Group.

21.4 Each member of the Group has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees, and there are no claims capable of arising or threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

21.5 No member of the Group has or is proposing to introduce a share incentive, share option, profit sharing, bonus or other incentive for any of its directors, other officers or employees.

21.6 A list of the names, jobs and short details of the terms of employment of every employee or officer earning annual compensation, including salary and all non-cash benefits, in excess of US$100,000 of each member of the Group are set out in the Seller's Disclosure Letter.

22.     TAXATION

22.1 Each member of the Group has made or filed all tax returns, reports and declarations required by any jurisdiction to which it is subject (unless, and only to the extent that, the Company or any other member of the Group has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

22.2 There is no dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any revenue authority regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from any member of the Group or regarding the availability of any relief from tax or duty to any member of the Group and there are no circumstances which make it likely that any such dispute or disagreement will commence.

22.3 Each member of the Group has sufficient records relating to past events, including any elections made, to calculate the tax liability or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by any member of the Group or acquired by any such member of the Group since that date but before Completion.

22.4 Each member of the Group has duly submitted all claims and disclaimers or withdrawals of claims which have been assumed to have been made for the purposes of the Accounts.

22.5 All documents which are required to be stamped, which are in the possession of any member of the Group and by virtue of which such member of the Group has any rights have been properly stamped.

22.6 No member of the Group is liable to pay any interest or other penalty or any unpaid taxation.

23.     COMMISSIONS

        Except for any fee payable pursuant to arrangements between FB Gemini Capital Limited (or its affiliate) and the Purchaser, no person has received or will receive any commission or finder's fee in connection with the transactions contemplated by this agreement.

                                     PART B
                             (PURCHASER WARRANTIES)

Except where the context otherwise provides, references to the Purchaser in this
Schedule 2, Part B shall be deemed to be references to the Purchaser and its subsidiaries. The Purchaser represent and warrant to the Seller and the Covenantor as follows:

1.      ISSUE AND ALLOTMENT OF THE NEW SINA SHARES

1.1 All New Sina Shares (including the Performance Shares) shall, upon issue, be credited as fully paid, shall rank pari passu in all respects with all Sina Shares then in issue, shall be free from all claims, liens, charges, equities and encumbrances and third party rights of any kind and together with all rights attaching thereto from the respective dates of allotment, including the right to receive all dividends and distributions declared, made or paid on or after the respective dates of allotment. Subject to any applicable securities rules or regulations, including but not limited to Rule 144 promulgated under the US Securities Act of 1933, as amended, all New Sina Shares shall be non-assessable and capable of being traded, assigned, transferred or otherwise disposed of without restrictions.

1.2 The allotment and issue of the New Sina Shares to the Seller will be in accordance with all applicable laws and will have been validly authorised by resolution of the directors of the Purchaser, in each case prior to the date of issue of the New Sina Shares, and such New Sina Shares shall be credited as fully paid and rank pari passu in all respects with the Sina Shares in issue at the date of allotment and, subject to any applicable securities rules or regulations, including but not limited to Rule 144 promulgated under the US Securities Act of 1933, as amended, will be non-assessable and capable of being traded, transferred or otherwise disposed of without restriction.

1.3 The New Sina Shares to be issued pursuant to sub-clause 4.2 will, upon issue, constitute not less than ten per cent. of the issued share capital of the Purchaser as enlarged by such issue.

2.      CAPACITY OF THE PURCHASER

2.1 The Purchaser has the requisite power and authority to enter into and perform the Share Purchase Documents.

2.2 This agreement constitutes and the documents executed by the Purchaser which are to be delivered at Completion will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms.

2.3 The execution and delivery of, and the performance by the Purchaser of its respective obligations under, the Share Purchase Documents will not:

        (A) result in a breach of or constitute default or give rise to any modification of rights or privileges under any provision of the memorandum or bye-laws (or equivalent constitutional documents) of the Purchaser;

        (B) result in a breach of, or constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound;

        (C) result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound; or

        (D) require any approval or consent of any person which has not been obtained.

2.4 The Purchaser has obtained all governmental, regulatory and other third party consents, rulings, confirmations and waivers necessary for the execution and performance of the Share Purchase Documents by the Purchaser. Such consents, rulings, confirmations and waivers are in unconditional form.

2.5 Neither the execution of this agreement by the Purchaser nor the consummation of the transaction as contemplated by this agreement will violate, conflict with or result in the breach of any term, limitation in or provision of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under the terms, provisions or conditions of the constitutional documents of the Purchaser or violate any order, writ, claim form, injunction, decree, statute, rule or regulation applicable to the Purchaser.

2.6 No consent or approval by, notice to or registration with any governmental or other authority is required on the part of the Purchaser in connection with the execution of this agreement or the consummation of the transaction as contemplated in it.

3.      CORPORATE DETAILS

        The Purchaser does not act or carry on business in partnership with any other person and is not a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association and does not hold and is not liable on any share or security which is not fully paid up or which carries any liability.

4.      OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

        There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the New Sina Shares or any of them and save in respect of this agreement there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

5.      ACCURACY AND ADEQUACY OF INFORMATION

5.1 All information which has been given by the Purchaser, to the Seller and the Covenantor or to the solicitors, accountants or agents of the Seller and the Covenantor in the course of the negotiations leading to this agreement is true and accurate and not misleading in all material respects.

5.2 The copies of the latest publicly filed memorandum and bye-laws (or equivalent constitutional documents) of the Purchaser are complete and accurate in all respects, and copies of all resolutions and other documents required by law to be publicly filed have been properly so filed and fully set out the rights and restrictions attaching to each class of share capital of the Purchaser to which they relate.

5.3 The statutory books (including all registers and minute books) of the Purchaser have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and to the knowledge of the Purchaser no notice or allegation that any of them is incorrect or should be rectified has been received.

5.4 All documents which should have been delivered by the Purchaser to the US Securities Exchange Commission (the "SEC") or the equivalent body in any other jurisdiction have been properly so delivered.

5.5 All other information contained in any written document or communication supplied to the Seller and the Covenantor or any of its advisers by or on behalf of the Purchaser after the Purchaser indicated its interest in acquiring the Shares is true and accurate in all material respects and there is no fact or matter not disclosed in writing to the Seller or Covenantor or any of its advisers which renders any such information untrue or misleading in any material respect because of any omission or ambiguity or for any other reason.

6.      THE PURCHASER ACCOUNTS

6.1     The Purchaser Accounts:

        (A) were prepared in accordance with accountancy practices generally accepted in the United States of America at the time they were audited and commonly adopted by companies carrying on businesses similar to those carried on by the Purchaser; and

        (B) are complete and accurate in all material respects and in particular include full provision for bad and doubtful debts, for old depreciated and unsaleable stock and for all forms of Taxation to which the Purchaser may be subject relating to any period ending on or before the date to which they are made up;

        (C) show a true and fair view of the state of affairs of the Purchaser to which they relate at each accounting reference date to which the Purchaser Accounts relate; and

        (D) except as the Purchaser Accounts expressly disclose, are not affected by any unusual or non-recurring items.

6.2 The accounting records of the Purchaser have been kept on a proper and consistent basis (no change in the methods or bases of valuation or accountancy treatment having been made for at least three years prior to 30th June, 2001 or since), are up-to-date and in all material respects contain complete and accurate details of the business activities of the Purchaser.

6.3 The unaudited management accounts of the Purchaser for the period since 30th June, 2001 to 31st July, 2001 supplied to the Seller and the Covenantor have been prepared, in all material respects, on a consistent basis with the Accounts.

6.4 The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorisations or delegations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States of America and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorisations or delegations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

7.      EVENTS SINCE 30TH JUNE, 2001

7.1     Since 30th June, 2001:

        (A) there had been no material adverse change in the financial position or prospects of the Purchaser as at 31st July, 2001;

        (B) the business of the Purchaser has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past and no unusual or onerous contract differing from the routine contracts necessitated by the nature of its trade has been entered into by the Purchaser nor has any material contract (excluding contracts of employment with senior management) been amended or terminated;

        (C) none of the amounts secured by mortgages, charges, liens or encumbrances disclosed in the Purchaser Accounts has been increased beyond the amount shown in the Purchaser Accounts and no mortgage, charge, lien or encumbrance has been created since 30th June, 2001; and

        (D) no distribution of capital or income has been declared made or paid in respect of any share capital of the Purchaser and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Purchaser has been repaid in whole or in part nor has become liable to be repaid.

8.      CONTRACTS AND COMMITMENTS

8.1 All subsisting contracts have been entered into in the normal course of business. The Purchaser is under no obligation, nor is it a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

8.2 The Purchaser is not aware (having made due and careful enquiry) of any breach of, or any invalidity, or grounds for determination, rescission, avoidance or repudiation of, any material contract to which it is a party or of any allegation of such a thing.

8.3 There are no contractual arrangements or obligations binding upon the Purchaser which will or may be legally terminated or breached as a result of the execution of this agreement or Completion.

8.4 There are no agreements or arrangements entered into by the Purchaser otherwise than by way of bargain at arm's length.

8.5 No person has given any guarantee of or any security for any overdraft loan or loan facility granted to the Purchaser which is outstanding.

8.6     The Purchaser is not a party to any contract:

        (A)   which is of six years or greater duration; or

        (B) involves the grant on an exclusive basis (whether in relation to geography and/or product content or otherwise) of any distribution rights or any material tangible or intangible assets.

9.      INSIDER CONTRACTS

        There is not, and there has not to be best of the Purchaser's knowledge at any time during the last twelve months been, any contract or arrangement to which the Purchaser is, or was, a party and in which the Purchaser or any person beneficially interested in any part of the share capital of the Purchaser, or any director of any member of the Purchaser or any person connected with any of the foregoing is, or has been, interested, either directly or indirectly, and the Purchaser is not a party to, nor have its profits or financial position during that period been affected by, any contract or arrangement which was not of an entirely arm's length nature; in particular, without limitation, the Purchaser has transferred any assets to another such member except at market value.

10.     POWERS OF ATTORNEY

        The Purchaser has not given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its respective employees to enter into routine trading contracts in the normal course of their duties.

11.     LICENCES

        All licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by each member of the Group are listed in the Purchaser's latest Forms 10K and 10Q filings with the SEC, are not limited in duration or subject to onerous conditions and are in full force and effect and all reports, returns and information required by law or as a condition of any licence, consent, permit or approval to be made or given to any person or authority in connection with the business of the Purchaser have been made or given to the appropriate person or authority and there is no circumstance (including, without limitation, the receipt of any notice (whether oral or written) or commencement of any proceedings) which indicates that any licence, consent, permission or approval is likely to be revoked or which may confer a right of revocation.

12.     INSOLVENCY

12.1 No order has been made and no resolution has been passed for the winding up of the Purchaser or for a provisional liquidator to be appointed in respect of the Purchaser and no petition has been presented and no meeting has been convened for the purpose of winding up the Purchaser.

12.2 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Purchaser or all or any of its assets.

12.3 The Purchaser is not insolvent nor has it stopped paying its debts as they fall due.

12.4 No guarantee, loan capital, borrowed money or interest of the Purchaser is overdue for payment and no other obligation or indebtedness of the Purchaser is outstanding which is substantially overdue for performance or payment.

12.5 No administration order has been made and no petition for such an order has been presented in respect of the Purchaser.

13.     LITIGATION

13.1 The Purchaser is not engaged in any material litigation, arbitration or mediation, administrative or criminal proceedings, whether as claimant, plaintiff, defendant or otherwise, and, to the knowledge of the Purchaser no material litigation, arbitration or mediation, administrative or criminal proceedings by or against the Purchaser is pending, threatened or expected and, to the knowledge of the Purchaser, there is no fact or circumstance likely to give rise to any such litigation, arbitration or mediation, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of the Purchaser in respect of any act or default for which that member might be vicariously liable.

13.2    The Purchaser has:

        (A) conducted its business and corporate affairs in accordance with all applicable laws and regulations; and

        (B) has not done or omitted to do anything in contravention or breach of any law or regulation applicable to it or the business of that member.

14.     DELINQUENT AND WRONGFUL ACTS

14.1 The Purchase has not committed and is not liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no claim that it has or is remains outstanding against the Purchaser.

14.2 So far as the Purchaser is aware it has not received notification that any investigation or inquiry is being or has been conducted by any governmental or other body in respect of its affairs and the Purchaser is not aware of any circumstances which would give rise to such investigation or inquiry.

14.3 To the best knowledge of the Purchaser, neither the Purchaser, nor any director, officer, agent, employee or other person acting on behalf of the Purchaser has, in the course of his actions for, or on behalf of, the Purchaser, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity.

15.     OWNERSHIP AND CONDITION OF ASSETS

15.1 All assets used by the Purchaser in the course of its business or which are necessary or desirable for the continuation of that business as it is now carried on are both legally and beneficially owned by the Purchaser free from any third party rights and all such assets are included in the Purchaser Accounts.

15.2 Each of the assets included in the Purchaser Accounts or acquired by the Purchaser since 30th June, 2001 (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by the Purchaser free from any third party rights, and each of those assets capable of possession is in the possession of the Purchaser.

15.3 All plant and machinery (including fixed plant and machinery), vehicles and office equipment used by the Purchaser in connection with its business are in good repair and condition.

16.     PROPERTY

16.1 The Purchaser is in physical possession and actual occupation of the properties where its business is based (the "PURCHASER PROPERTIES") on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party save in all cases the interests and rights of the respective landlords to such properties.

16.2    In relation to the Purchaser Properties:

        (A) the Purchaser has a good and valid tenancy or demise of each of the Purchaser Properties;

        (B) no right, easement, licence or informal arrangement, public or private, is enjoyed or in the course of being acquired by or against any of the Purchaser Properties; and

        (C) the use of the Purchaser Properties in connection with the business of the Purchaser is permitted under the terms of the relevant tenancy agreements to which they are subject.

17.     INTELLECTUAL PROPERTY

17.1 To the best knowledge of the Purchaser, no third party is infringing or making unauthorised material use, or has infringed or made unauthorised material use of any Intellectual Property or Business Information owned or used by the Purchaser.

17.2 As far as the Purchaser is aware, the activities of the Purchaser do not infringe or make unauthorised use of or have infringed or made unauthorised use of the Intellectual Property rights or Confidential Business Information of any third party.

17.3 The Purchaser either legally and beneficially owns or has a licence to use all Intellectual Property necessary to carry on the business conducted by the Purchaser in the manner currently carried on and to fulfil any existing plans or proposals.

18.     INSURANCES

18.1    The Purchaser has maintained all insurance required by statute.

19.     EMPLOYMENT

19.1 Any contract of employment with any employee to which the Purchaser is a party can be terminated by the Purchaser without damages or compensation (other than that payable by statute) by giving at any time not more than three months' notice.

19.2 There is no dispute between the Purchaser and any trade union or other organisation formed for a similar purpose existing, pending or threatened and there is no collective bargaining agreement or other arrangement (whether binding or not) to which the Purchaser is a party.

19.3 The Purchaser has no outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement of personnel by the Purchaser.

19.4 The Purchaser has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees, and there are no claims capable of arising or threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

19.5 The Purchaser has or is proposing to introduce a share incentive, share option, profit sharing, bonus or other incentive for any of its directors, other officers or employees.

20.     TAXATION

20.1 The Purchaser has made or filed all tax returns, reports and declarations required by any jurisdiction to which it is subject (unless, and only to the extent that, the Purchaser has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

20.2 There is no dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any revenue authority regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from the

        Purchaser or regarding the availability of any relief from tax or duty to the Purchaser and there are no circumstances which make it likely that any such dispute or disagreement will commence.

20.3 The Purchaser has sufficient records relating to past events, including any elections made, to calculate the tax liability or relief which would arise on any disposal or on the realisation of any asset owned at 30th June, 2001 by the Purchaser or acquired by the Purchaser since that date but before Completion.

20.4 The Purchaser has duly submitted all claims and disclaimers or withdrawals of claims which have been assumed to have been made for the purposes of the Purchaser Accounts.

20.5 All documents which are required to be stamped, which are in the possession of the Purchaser and by virtue of which the Purchaser has any rights have been properly stamped.

20.6 The Purchaser is not liable to pay any interest or other penalty or any unpaid taxation.

21.     COMMISSIONS

        Except for any fee payable pursuant to arrangements between FB Gemini Capital Limited (or its affiliate) and the Purchaser, no person has received or will receive any commission or finder's fee in connection with the transactions contemplated by this agreement.

                                   SCHEDULE 3
                      (BASIC INFORMATION ABOUT THE COMPANY)



1.        Company name                                  Sun Television Cybernetworks
                                                        Holdings Limited

2.        Company number (Hong Kong Register of         F-5777
          Companies)

3.        Date of incorporation                         30th October, 1992

4.        Date of Registration as an Oversea            22nd December, 1992
          Company in Hong Kong

5.        Place of incorporation                        Bermuda

6.        Address of registered office                  Cedar House
                                                        41 Cedar Avenue
                                                        Hamilton HM12
                                                        Bermuda

7.        Address of principal office in Hong Kong      Unit 6101, The Center
                                                        99 Queen's Road Central
                                                        Hong Kong

8.        Authorised share capital                      HK$660,000,000 ordinary share
                                                        capital consisting of ordinary
                                                        shares of HK$0.02 each.

                                                        HK$40,000,000 5% convertible
                                                        non-voting preference share
                                                        capital.

9.        Issued share capital*                         HK$148,396,794 ordinary share
                                                        capital consisting of ordinary
                                                        shares of HK$0.02 each.

                                                        HK$6,800,000 5% convertible
                                                        non-voting preference share
                                                        capital.

-----------
* All issued shares are fully paid.

10.       Directors                                     Yan Lan (Chairman)

                                                        Wu Zheng, Bruno (Executive
                                                        Chairman, Chief Executive
                                                        Officer and Alternate Director
                                                        to Chen Han Yuan)

                                                        Chen Han Yuan

                                                        Pao Wan Lung

                                                        Yan Tat Wah, Joseph+

                                                        Yuen Kon Ming, Jason+

11.       Secretary                                     Wong Tak Shing

                                   SCHEDULE 4
                              (REGISTRATION RIGHTS)

1.      DEFINITIONS

        For the purpose of this Schedule 4:

        (A) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

        (B) "HOLDER" means the Seller and any corporate body of which the Seller has majority control owning of record Registrable Securities that have not been sold to the public or any transferee of record of such Registrable Securities in accordance with paragraph 7 hereof;

        (C) "REGISTER", "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

        (D) "REGISTRABLE SECURITIES" means the New Sina Shares and any Sina Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the New Sina Shares;

        (E) "SEC" or "COMMISSION" means the United States Securities and Exchange Commission; and

        (F) "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

2.      PIGGYBACK REGISTRATIONS

        The Purchaser shall notify the Holder of Registrable Securities in writing at least fifteen (15) Business Days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of the Purchaser, but excluding registration statements relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act) and will afford the Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it the Holder shall, within ten (10) Business Days after the above-described notice from the Purchaser, so notify the Purchaser in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Purchaser, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3. If the registration statement under which the Purchaser gives notice under paragraph 2 is for an underwritten offering, the Purchaser shall so advise the Holder as part of such notice. In such event, the right of the Holder to be included in a registration pursuant to paragraph 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. If the Holder proposes to distribute its Registrable Securities through such underwriting the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser. Notwithstanding any other provision of this agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Purchaser; second, to the Holder and any other holders of piggyback registration rights on a pro rata basis based on the total number of registrable securities held by such holders; and third, to any other shareholder of the Purchaser on a pro rata basis, provided that, no such reduction shall (i) reduce the securities being offered by the Purchaser for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling holders included in the registration below twenty-five percent (25%) of the total amount of securities included (or initially requested to be included) in such registration. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Purchaser and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. If the Holder is a limited liability company, members, retired members, shareholders and other equity owners of the Holder, or the estates and family members of, and any trusts for the benefit of, any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all such persons included in such "Holder", as defined in this sentence.

4.      EXPENSES OF REGISTRATION

        All expenses incurred by the Purchaser in complying with paragraph 2, 3 and 5 hereof shall be borne by the Purchaser, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Purchaser, reasonable fees and disbursements of a single special counsel for all selling holders, blue sky fees and expenses and the expense of any special audits incident to or required by such registration. All underwriting discounts and selling commissions incurred in connection with the sale of securities hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

5.      OBLIGATIONS OF THE PURCHASER

        Whenever required to effect the registration of any Registrable Securities, the Purchaser shall, as expeditiously as reasonably possible:

        (A) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable and diligent efforts to cause such registration statement to become effective, and, upon the request of the Holder of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty
              (120) Business Days or, if earlier, until the Holder has completed the distribution related thereto;

        (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (A) above;

        (C) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder;

        (D) use its reasonable and diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (E) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder participating in such underwriting, shall also enter into and perform its obligations under such an agreement; and

        (F) notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Purchaser will use reasonable and diligent efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.      INDEMNIFICATION

        In the event any Registrable Securities are included in a registration statement under paragraph 2:

        (A) to the extent permitted by law, the Purchaser will indemnify and hold harmless the Holder, the shareholders, members, other equity owners, managers, officers and directors of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a "HOLDER INDEMNITEE"), against any losses, claims, damages, or liabilities (joint or several) to which any such Holder Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "VIOLATION") by the Purchaser: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any other violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Purchaser will pay as incurred to each such Holder Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 6(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, or which contains an admission of fault, nor shall the Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder Indemnitee;

        (B) to the extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Purchaser, each of its directors, its officers and each person, if any, who controls the Purchaser within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder's partners, directors or officers or any person who controls such holder, against any losses, claims, damages or liabilities (joint or several) to which the Purchaser or any such director, officer, controlling person, underwriter or other such holder, or partner, director, officer or controlling person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise solely out of and are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay as incurred any legal or other expenses reasonably incurred by the Purchaser or any such director, officer, controlling person, underwriter or other holder, or partner, officer, director or controlling person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 6(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld: provided further, that in no event shall any indemnity under this paragraph 6 exceed the net proceeds from the offering received by the Holder, except in the case of willful fraud by the Holder;

        (C) promptly after receipt by an indemnified party under this paragraph 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing, interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph 6 only to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph 6;

        (D) if the indemnification provided for in this paragraph 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Holder hereunder exceed the net proceeds from the offering received by the Holder, except in the case of willful fraud by the Holder; and

        (E) the obligations of the Purchaser and Holder under this paragraph 6 shall remain in full force and effect regardless of any investigation made by the indemnified party, and shall survive completion of any offering of Registrable Securities in a registration statement, any transfer of any such securities and the termination of this agreement. No indemnifying party, in the defence of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.      ASSIGNMENT OF REGISTRATION RIGHTS

        Notwithstanding any other provision of this agreement, the rights to cause the Purchaser to register Registrable Securities pursuant to this
        Schedule 4 may be assigned by the Holder to a transferee of at least 150,000 shares of Registrable Securities, provided that the Purchaser is furnished with the name and address of the transferees and provided, further, that such assignment is effecting only if further disposition of such securities by the transferee is restricted by the Securities Act.

8.      GOVERNING LAW

        Notwithstanding any other provision of this agreement, the rights and duties described in this Schedule 4 shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

In witness whereof this agreement has been entered into the day and year first above written.

SIGNED by DANIEL MAO         )             DANIEL MAO
for and on behalf of         )
SINA.COM                     )






SIGNED by                    )             YANG LAN
YANG LAN                     )






SIGNED by                    )             WU ZHENG, BRUNO
WU ZHENG, BRUNO              )

                                                                  CONFORMED COPY




                           DATED 12TH SEPTEMBER, 2001



                                    SINA.COM

                                       and

                                    YANG LAN

                                       and

                                 WU ZHENG, BRUNO


                               -------------------


                            SHARE PURCHASE AGREEMENT
                            RELATING TO 2,028,122,000
                       ORDINARY SHARES OF HK$0.02 EACH IN
                  SUN TELEVISION CYBERNETWORKS HOLDINGS LIMITED

                   (AS AMENDED BY AN AMENDMENT AGREEMENT DATED
                28TH SEPTEMBER, 2001 BETWEEN THE PARTIES HERETO)


                               -------------------




                                Slaughter and May
                                   27th Floor
                               Two Exchange Square
                                    Hong Kong
                                   (RPTJ/JPW)

                                           CONTENTS



                                                                                  PAGE
                                                                                  ----
1.  INTERPRETATION..................................................................1

2.  SALE AND PURCHASE...............................................................6

3.  CONDITIONS......................................................................7

4.  CONSIDERATION...................................................................8

5.  PERFORMANCE SHARES..............................................................9

6.  COMPLETION.....................................................................11

7.  SELLER'S AND COVENANTOR'S WARRANTIES, COVENANTS AND INDEMNITY..................13

8.  PURCHASER'S WARRANTIES AND UNDERTAKINGS........................................16

9.  PURCHASER'S REMEDIES...........................................................18

10.   CONDUCT OF BUSINESS BEFORE COMPLETION........................................21

11.   EFFECT OF COMPLETION.........................................................21

12.   REMEDIES AND WAIVERS.........................................................21

13.   ASSIGNMENT...................................................................22

14.   FURTHER ASSURANCE............................................................22

15.   ENTIRE AGREEMENT.............................................................22

16.   NOTICES......................................................................22

17.   ANNOUNCEMENTS................................................................24

18.   CONFIDENTIALITY..............................................................24

19.   COSTS AND EXPENSES...........................................................25

20.   COUNTERPARTS.................................................................26

21.   INVALIDITY...................................................................26

22.   CHOICE OF GOVERNING LAW......................................................26

23.   JURISDICTION.................................................................26

SCHEDULE 1 (COMPLETION ARRANGEMENTS)...............................................28

SCHEDULE 2 (WARRANTIES)............................................................31

PART A (SELLER WARRANTIES).........................................................31

PART B (PURCHASER WARRANTIES)......................................................45

SCHEDULE 3 (BASIC INFORMATION ABOUT THE COMPANY)...................................56

SCHEDULE 4 (REGISTRATION RIGHTS)...................................................58